Exhibit 99.2

ITEM 9.01(b)

NATURE CONSULTING LLC

Index to Financial Statements

1

NATURE CONSULTING LLC

CONDENSED BALANCE SHEETS

	June 30, 2020	December 31, 2019
	(unaudited)	(audited)
ASSETS
Current assets:
Cash	$31,968	$36,060
Accounts receivable, net of allowance for doubtful accounts of $0 and $29,548, respectively	166,022	111,011
Inventories, net	68,464	57,364
Prepaid expenses	11,978	19,382
Total current assets	278,433	223,817

Property and equipment, net	31,746	14,117
Intangible assets, net	16,040	–
Operating lease right-of-use assets, net	238,429	292,320
Total assets	$564,648	$530,254

LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Accounts payable	$22,024	$233,082
Due to related party	595,243	–
Customer advance payments	88,543	73,836
Short term notes payable	201,065	–
Loan payable to shareholder	70,000	20,000
Current portion of operating lease liability	114,291	107,388
Accrued interest	29,877	–
Other current liabilities	66,222	5,819
Total current liabilities	1,187,265	440,125
Long-term liabilities:
Operating lease liability, less current portion	129,157	187,441
Total long-term liabilities	129,157	187,441
Total liabilities	1,316,422	627,566

Commitments and contingencies

Members' deficit
Members' capital	(1,477,691)	–
Accumulated earnings (deficit)	725,916	(97,312)
Total members' deficit	(751,775)	(97,312)
Total liabilities and members' deficit	$564,648	$530,254

See accompanying notes to unaudited condensed financial statements

2

NATURE CONSULTING LLC

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Six Months Ended June 30,	For the Period January 19, 2019 (date of formation) to June 30,	For the Three Months Ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net revenues	$5,291,849	$1,237,057	$4,320,493	$613,750

Cost of Sales	3,359,480	900,866	3,009,514	637,228

Gross Profit	1,932,369	336,191	1,310,979	(23,478)

Operating expenses:
Advertising and marketing expenses	173,645	91,875	54,902	76,077
General and administrative	908,019	107,565	599,090	63,791
Total operating expenses	1,081,664	199,440	653,992	139,868
Income (loss) from operations	850,705	136,751	656,987	(163,346)

Other (income) expense:
Other income	(7,000)	–	(7,000)	–
Other expense	4,500	–	–	–
Interest expense	29,977	–	20,290	–
Total other expense, net	27,477	–	13,290	–

Income (loss) before income taxes	823,228	136,751	643,697	(163,346)
Income taxes	–	–	–	–

Net income (loss)	$823,228	$136,751	$643,697	$(163,346)

See accompanying notes to unaudited condensed financial statements

3

NATURE CONSULTING LLC

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL (DEFICIT)

	Members' Capital Amount	Accumulated Earnings (Deficit)	Total Members' Capital (Deficit)

Balance as of January 19, 2019 (date of formation)	$–	$–	$–
Net income	–	296,097	296,097
Balance as of March 31, 2019	$–	$296,097	$296,097
Net loss	–	(159,346)	(159,346)
Balance as of June 30, 2019	$0	$136,751	$136,751

Balance as of January 1, 2020	$–	$(97,312)	$(97,312)
Repurchase of member interest	(750,000)	–	(750,000)
Distributions to members', net	(32,011)	–	(32,011)
Net income	–	179,532	179,532
Balance as of March 31, 2020	$(782,011)	$82,219	$(699,792)
Distributions to members', net	(695,680)	–	(695,680)
Net income	–	643,697	643,697
Balance as of June 30, 2020	$(1,477,691)	$725,916	$(751,775)

See accompanying notes to unaudited condensed financial statements

4

NATURE CONSULTING LLC

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,	For the Period January 19, 2019 (date of formation) to June 30,
	2020	2019
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$823,228	$136,751
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	3,190	–
Amortization expense	610	–
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts of $0 and $0, respectively	(55,012)	(260,957)
Inventories, net	(11,100)	–
Prepaid expenses	7,403	–
Accounts payable	(211,058)	301,573
Customer advance payments	14,707	–
Accrued interest	29,877	–
Other current liabilities	62,914	–
Net cash provided by operating activities	664,760	177,367

Cash flows from investing activities:
Purchase of intangible assets	(16,650)	–
Purchases of property and equipment	(20,819)	(6,424)
Net cash used in investing activities	(37,469)	(6,424)

Cash flows from financing activities:
Proceeds from loan payable to shareholders	77,500	–
Repayment of due to related party	(274,257)	–
Proceeds from short term notes payable	201,065	–
Repayments of loan payable to shareholders	(27,500)	–
Proceeds from related parties	119,500	–
Distributions to members, net	(727,691)	–
Net cash (used in) provided by financing activities	(631,383)	–

Net (decrease) increase in cash	(4,092)	170,943

Cash at beginning of period	36,060	–
Cash at end of period	$31,968	$170,943

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$–	$–
Income taxes	$–	$–

Non-cash investing and financing activities:
Acquisition of member interests	$750,000	$–

See accompanying notes to unaudited condensed financial statements

5

NATURE CONSULTING LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Corporate History and Background

Nature Consulting LLC (“Nature” or the “Company”), is the premier source of turnkey CBD and Hemp extract solutions, providing high quality products, comprehensive services and a process that its clients trust. The Company was formed on January 19, 2019.

The Company specializes in hemp extract manufacturing and distribution and a network of over 1,000 premium US CBD and hemp brands suppliers. The Company has become one of the nation’s leading suppliers of quality CBD products and the USA’s premiere source for turnkey white and private label hemp extract product solutions.

Nature Consulting LLC’s Mission

Our mission is to be the leading seed-to-sale manufacturer and supplier of high-quality CBD products in the industry. We have identified the following issues as our critical drivers:

1.	Strong Research and Development- The Nature Consulting team is focused on delivering cutting edge, innovative research and development practices that keep it ahead of the competition while it focuses on creating new and exciting formulations, extraction methods, and product categories.
2.	Quality Products & Processes- Nature Consulting’s products are manufactured using only the best ingredients meeting the highest specifications for purity, potency, and quality, ensuring consistency in its premium CBD and hemp.
3.	Supply Chain Control- Nature Consulting controls the entire production process, from the farm to the final process. By handling every step along the way, the Company ensures a streamlined, seamless, reliable supply chain.

Nature Consulting LLC’s Product Portfolio

Nature is an innovative leader in quality extraction and sourcing, expert brand building, and targeted marketing for retailers and wholesalers throughout the world. From customization to order fulfillment to brand development and label design, The Company provides guided support every step of the way through tailored business strategy. It features the largest collection of customizable CBD and hemp products on the market.

The Company has begun its planned principal operations, and accordingly, the Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

NOTE 2 – BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

The accompanying interim unaudited condensed financial statements (“Interim Financial Statements”) of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and are presented in accordance with the requirements of Rule 10-01 of Regulation S-X. Accordingly, these Interim Financial Statements do not include all of the information and notes required by GAAP for complete financial statements. These Interim Financial Statements should be read in conjunction with the financial statements and notes thereto for the period January 19, 2019 (date of formation) to December 31, 2019 included elsewhere in the Form 8-K. In the opinion of management, the Interim Financial Statements included herein contain all adjustments, including normal recurring adjustments, considered necessary to present fairly the Company’s financial position, the results of operations and cash flows for the periods presented. The operating results and cash flows of the interim periods presented herein are not necessarily indicative of the results to be expected for any other interim period or the full year.

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Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had accumulated earnings of approximately $726,000 at June 30, 2020, had a working capital deficit of approximately $909,000 at June 30, 2020, had net income of approximately $644,000 for the three months ended June 30, 2020 and a net loss of approximately $163,000 for the three months ended June 30, 2019, and net income of approximately $823,000 and $137,000 for the six months ended June 30, 2020 and for the period January 19, 2019 (date of formation) to June 30, 2019, respectively, and net cash provided by operating activities of approximately $665,000 and $177,000 for the six months ended June 30, 2020 and for the period January 19, 2019 (date of formation) to June 30, 2019, respectively, with limited revenue earned since inception, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to expand operations and increase revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private offering or an asset sale transaction. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While management believes in the viability of its strategy to generate revenues and in its ability to raise additional funds or transact an asset sale, there can be no assurances to that effect or on terms acceptable to the Company. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: inventory valuation, amortization of intangible assets, depreciation of property and equipment, allowance for doubtful accounts, and the recoverability of intangibles. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash

The Company’s cash is held in bank accounts in the United States and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any cash losses.

Income Taxes

The Company is treated as a partnership for income tax purposes; accordingly, income taxes have not been provided for in the accompanying financial statements. All of the Company’s income or losses are passed through to its members.

7

Advertising and Marketing Expenses

Advertising and marketing expenses are recorded as marketing expenses when they are incurred. Advertising and marketing expense was $54,902 and $76,077 for the three months ended June 30, 2020 and 2019, respectively. and $173,645 and $91,875 for the six months ended June 30, 2020 and for the period January 19, 2019 (date of formation) to June 30, 2019, respectively.

Revenue Recognition

On October 29, 2019, the Company adopted Accounting Standards Codification ASC 606 (“ASC 606”), Revenue from Contracts with Customers, using the modified retrospective approach for all contracts not completed as of the date of adoption. Results for the reporting periods beginning on October 29, 2019 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with accounting under ASC 605, Revenue Recognition. As a result of adopting ASC 606, amounts reported under ASC 606 were not materially different from amounts that would have been reported under the previous revenue guidance of ASC 605, as such, there was no cumulative adjustment to retained earnings.

The Company generates all of its revenue from contracts with customers. The Company recognizes revenue when we satisfy a performance obligation by transferring control of the promised services to a customer in an amount that reflects the consideration that we expect to receive in exchange for those services. The Company determines revenue recognition through the following steps:

1.	Identification of the contract, or contracts, with a customer.
2.	Identification of the performance obligations in the contract.
3.,	Determination of the transaction price.
4.	Allocation of the transaction price to the performance obligations in the contract
5.	Recognition of revenue when, or as, we satisfy a performance obligation.

At contract inception, the Company assesses the services promised in our contracts with customers and identifies a performance obligation for each promise to transfer to the customer a service (or bundle of services) that is distinct. To identify the performance obligations, the Company considers all of the services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices. The Company allocates the entire transaction price to a single performance obligation.

The following conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) (iii) the price is fixed or determinable, and (iv) collection is reasonably assured. The Company provides for an allowance for doubtful account based history and experience considering economic and industry trends. The Company does not expect to have any off-Balance Sheet exposure related to its customers.

The Company evaluates whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. Generally, when the Company is primarily obligated in a transaction, are subject to inventory risk, have latitude in establishing prices and selecting suppliers, or have several but not all of these indicators, revenue is recorded at the gross sale price. The Company generally records the net amounts as commissions earned if we are not primarily obligated and do not have latitude in establishing prices.

Revenue is recognized when the product is shipped to the customer, provided that collection of the resulting receivable is reasonably assured. The Company primarily provides for no credit terms as it collects a deposit of 50% upon order and requires the remaining 50% be paid before the order is shipped. When credit terms are granted, terms of up to 120 days are provided, based on credit evaluations. No allowance has been provided for uncollectible accounts. Management has evaluated the receivables and believes they are collectible based on the nature of the receivables, historical experience of credit losses, and all other currently available evidence. Discounts are recorded as a reduction of the transaction price. Revenue excludes any amounts collected on behalf of third parties, including sales taxes.

Accounts Receivable

Accounts receivable consists mainly of receivables from CBD and hemp product purchasers. Accordingly, the Company’s CBD and hemp product sales are generally collected, and the Company has minimal bad debts.

Although diversified among many customers, collectability is dependent upon the financial wherewithal of each individual customer and is influenced by the general economic conditions of the industry. Receivables are not collateralized, and the Company therefore establishes an allowance for doubtful accounts equal to the portions of its accounts receivable for which collectability is not reasonably assured. The Company had an allowance for doubtful accounts of $0 and $29,548 as of June 30, 2020 and December 31, 2019, respectively.

8

Customer Advance Payments

Customer advance payments consists of customer orders paid in advance of the delivery of the order. Customer advance payments are classified as short-term as the typical order ships within approximately three weeks of placing the order. Customer advance payments are recognized as revenue when the product is shipped to the customer and all other revenue recognition criteria have been met. Customer advance payments as of June 30, 2020 and December 31, 2019 was $88,543 and $73,836, respectively, which was recognized as revenue during the subsequent period. Customer advance payments are included in current liabilities in the accompanying condensed consolidated Balance Sheets.

Inventories

The Company manufactures its own products made to order and when completed are shipped to the customer. The Company's inventories are valued by the first-in, first-out ("FIFO") cost method and are stated at the lower of cost or net realizable value. The Company had inventories of $68,464 and $57,364, mostly consisting of finished goods, as of June 30, 2020 and December 31, 2019, respectively.

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, generally five years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Fixed assets are examined for the possibility of decreases in value when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Intangible Assets

Intangible assets consist primarily of developed technology – website applications. Our intangible assets are being amortized on a straight-line basis over a period of five years.

Impairment of Long-lived Assets

We periodically evaluate whether the carrying value of property, equipment and intangible assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable.  The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value. There are no impairments as of December 31, 2019.

Our impairment analyses require management to apply judgment in estimating future cash flows as well as asset fair values, including forecasting useful lives of the assets, assessing the probability of different outcomes, and selecting the discount rate that reflects the risk inherent in future cash flows. If the carrying value is not recoverable, we assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third-party comparable sales and discounted cash flow models. If actual results are not consistent with our assumptions and estimates, or our assumptions and estimates change due to new information, we may be exposed to an impairment charge in the future.

Leases

In accordance with ASC 842, Leases, the Company determines whether an arrangement contains a lease at inception. A lease is a contract that provides the right to control an identified asset for a period of time in exchange for consideration. For identified leases, the Company determines whether it should be classified as an operating or finance lease. Operating leases are recorded in the balance sheet as: right-of-use asset (“ROU asset”) and operating lease liability. ROU asset represents the Company’s right to use an underlying asset for the lease term and lease liability represents the Company’s obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at the commencement date of the lease and measured based on the present value of lease payments over the lease term. The ROU asset also includes deferred rent liabilities. The Company’s lease arrangement generally do not provide an implicit interest rate. As a result, in such situations the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company includes options to extend or terminate the lease when it is reasonably certain that it will exercise that option in the measurement of its ROU asset and liability. Lease expense for the operating lease is recognized on a straight-line basis over the lease term. The Company has a lease agreement with lease and non-lease components, which are accounted for as a single lease component.

9

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB Topic ASC 825 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of June 30, 2020, the fair value of cash, accounts receivable, accounts payable, accrued expenses, and notes payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. There were no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. There have been no transfers between levels.

Related Parties

Related parties are any entities or individuals that, through employment, ownership or other means, possess the ability to direct or cause the direction of the management and policies of the Company.

Concentrations, Risks, and Uncertainties

Business Risk

Substantial business risks and uncertainties are inherent to an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated limited revenues from operations. There can be no assurance that the Company will be able to successfully continue to produce its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, price of raw material, competition, and governmental and political conditions.

10

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in banks and accounts receivable. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions.

There were two customers that accounted for 10%, comprising 33.4%, or more of total revenue for the six months ended June 30, 2020. There were three customers that accounted for 10%, comprising 50.4%, or more of total revenue for the period January 19, 2019 (date of formation) to June 30, 2019. There were two customers that accounted for 10%, comprising 36.6% and 36.9%, or more of total revenue for the six months ended June 30, 2020 and for the period January 19, 2019 (date of formation) to June 30, 2019, respectively. There was one customer that comprised 10%, comprising 71.9%, or more of accounts receivable at June 30, 2020. There were no customers that comprised 10% or more of accounts receivable at June 30, 2019.

Seasonality

The business is not subject to seasonal fluctuations.

Major Suppliers

The Company manufactures its own products and currently does not depend any suppliers to manufacture its products.

In the event that the Company were to discontinue manufacturing its own products, it is believed that alternate suppliers could be identified which would be able to provide it with sufficient levels of products at terms similar to those of us.

There were no suppliers that accounted for 10% or more of total expenditures for the six months ended June 30, 2020. There were two customers that accounted for 10% comprising 65.3%, or more of total expenditures for the period January 19, 2019 (date of formation) to June 30, 2019. There were no suppliers that accounted for 10% or more of total expenditures for the three months ended June 30, 2020. There were two customers that accounted for 10% comprising 60.7%, or more of total expenditures for the three months ended June 30, 2019. There was one supplier that comprised 10%, comprising 93.1%, or more of accounts payable at June 30, 2020. There was one supplier that comprised 10%, comprising 98.0%, or more of accounts payable at June 30, 2019.

Recently Issued Accounting Updates

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurements (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. This standard removes, modifies, and adds certain disclosure requirements for fair value measurements. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. The Company plans to adopt ASU No. 2018-13 in the first quarter of fiscal 2020, coinciding with the standard’s effective date, and expects the impact from this standard to be immaterial.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This standard aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The Company’s accounting for the service element of a hosting arrangement that is a service contract is not affected by the proposed amendments and will continue to be expensed as incurred in accordance with existing guidance. This standard does not expand on existing disclosure requirements except to require a description of the nature of hosting arrangements that are service contracts. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted, including adoption in any interim period for which financial statements have not been issued. Entities can choose to adopt the new guidance prospectively or retrospectively. The Company plans to adopt the updated disclosure requirements of ASU No. 2018-15 prospectively in the first quarter of fiscal 2020, coinciding with the standard’s effective date, and expects the impact from this standard to be immaterial.

11

In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC 740, Income Taxes, while also clarifying and amending existing guidance, including interim-period accounting for enacted changes in tax law. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company plans to adopt ASU No. 2019-12 in the first quarter of fiscal 2021, coinciding with the standard’s effective date, and expects the impact from this standard to be immaterial.

Other recently issued accounting updates are not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 4 – PROPERTY AND Equipment

Property and equipment consisted of the following:

	Estimated Life	June 30, 2020	December 31, 2019
Office equipment	5 years	$14,991	$9,316
Computer equipment	3 years	9,003	6,424
Machinery and equipment	5 years	4,574	–
Leasehold Improvements	Shorter of the estimated useful life or lease term	7,991	–
Accumulated depreciation		(4,813)	(1,623)
		$31,746	$14,117

Depreciation expense was $1,802 and $3,190 for the three and six months ended June 30, 2020, respectively, and $0 and $0 for the three months ended June 30, 2019 and for the period January 19, 2019 (date of formation) to June 30, 2019, respectively, and is classified in general and administrative expenses in the Statements of Operations.

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consisted of the following:

Life	Estimated	June 30, 2020	December 31, 2019
Website	5 years	$16,650	$–
Accumulated amortization		(610)	–
		$16,040	$–

Amortization expense was $458 and $610 for the three and six months ended June 30, 2020, respectively, and $0 and $0 for the three months ended June 30, 2019 and for the period January 19, 2019 (date of formation) to June 30, 2019, respectively, and is classified in general and administrative expenses in the Statements of Operations. The amortization expenses of the intangible assets for the future are as follows:

Amortization
Year ending:	Expense
2020 (remaining six months)	$1,665
2021	3,330
2022	3,330
2023	3,330
2024	3,330
Thereafter	1,055
Total amortization	$16,040

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NOTE 6 – DUE TO RELATED PARTY

On March 1, 2020, the members of the Company entered into the Ownership Interest Purchase Agreement (“Ownership Agreement”) whereby Yogev Shvo, a member of the Company, acquired the remaining 50% member ownership (“Seller”) giving Mr. Shvo 100% member ownership of the Company. As consideration for the Ownership Agreement, the Seller received a Promissory Note of $750,000. The Promissory Note bears interest at 15% per annum and matures March 1, 2021. During the six months ended June 30, 2020, the Company made repayments of $269,257 for a balance of $480,743 as of June 30, 2020. As of the date of this filing, the Company has made repayments totaling $484,257 for a balance of $265,743. The Note is secured with the assets of the Company pursuant to a security agreement dated March 1, 2020. In addition, the Company’s CEO has personally guaranteed the Note.

The Company borrows funds from related parties for working capital purposes from time to time. The Company has recorded the principal balance due of $119,500 under Due to Related Parties in the accompanying Balance Sheet at June 30, 2020. The Company received advances of $119,500 and made repayments of $5,000 for the six months ended June 30, 2020. Advances are non-interest bearing and due on demand.

NOTE 7 – LOAN PAYABLE

Loan payable to shareholder

The Company borrows funds from its shareholders from time to time for working capital purposes. As of December 31, 2019, the Company had outstanding borrowings of $20,000. During the six months ended June 30, 2020, the Company had additional borrowings of $77,500 and made repayments of $27,500 for a balance of $70,000 at June 30, 2020. Advances are non-interest bearing and due on demand.

Economic Injury Disaster Loan

On May 14, 2020, the Company executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business.

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), the Company borrowed an aggregate principal amount of the EIDL Loan of $150,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning May 14, 2021 (twelve months from the date of the SBA Note) in the amount of $731. The balance of principal and interest is payable thirty years from the date of the SBA Note. In connection therewith, the Company also received a $7,000 grant, which does not have to be repaid.  During the three and six months ended June 30, 2020, the $7,000 was recorded in Other Income in the Statements of Operations.

In connection therewith, the Company executed (i) a note for the benefit of the SBA (the “SBA Note”), which contains customary events of default and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of the Company, which also contains customary events of default (the “SBA Security Agreement”).

Paycheck Protection Program Loan

On May 6, 2020, the Company executed a note (the “PPP Note”) for the benefit of TD Bank, N.A. (the “Lender”) in the aggregate amount of $51,065 under the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The PPP is administered by the U.S. Small Business Administration (the “SBA”). The interest rate of the loan is 1.00% per annum and accrues on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days. Commencing seven months after the effective date of the PPP Note, the Company is required to pay the Lender equal monthly payments of principal and interest as required to fully amortize any unforgiven principal balance of the loan by the two-year anniversary of the effective date of the PPP Note (the “Maturity Date”). The PPP Note contains customary events of default relating to, among other things, payment defaults, making materially false or misleading representations to the SBA or the Lender, or breaching the terms of the PPP Note. The occurrence of an event of default may result in the repayment of all amounts outstanding under the PPP Note, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company. Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of the loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. Recent modifications to the PPP by the U.S. Treasury and Congress have extended the time period for loan forgiveness beyond the original eight-week period, making it possible for the Company to apply for forgiveness of its PPP loan. No assurance can be given that the Company will be successful in obtaining forgiveness of the loan in whole or in part.

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NOTE 8 – MEMBERS’ CAPITAL

On January 19, 2019, the members of the Company entered into the Partnership Agreement and agreed to form and become the sole owners and members of Nature to be organized under the laws of the State of Florida. Nature was created for the sole purpose of manufacturing, marketing, distributing and selling proprietary consumer products.

Each member will receive fifty percent (50%) ownership of Nature and any and all of its current or future subsidiary companies. The members are the sole partners and control persons of Nature and all of its related entities, now and in the future, and that no other parties shall hold any ownership interest in Nature.

The Partnership Agreement also states the Agreement may not be amended except in writing and signed both members.

On March 1, 2020, the members of the Company entered into the Ownership Interest Purchase Agreement (“Ownership Agreement”) whereby Yogev Shvo, a member of the Company, acquired the remaining 50% member ownership (“Seller”) giving Mr. Shvo 100% member ownership of the Company (see Note 7).

NOTE 9 – OPERATING LEASES

The Company adopted ASC 842 as of December 31, 2019. The Company has an operating lease for the Company’s warehouse and office and accounts for this lease in accordance with ASC 842. Adoption of the standard resulted in the initial recognition of operating lease ROU asset of $344,203 and operating lease liability of $344,203 as of December 31, 2019.

Effective July 1, 2019, the Company’s customer service and distribution facility is located at 3017 Greene Street, Hollywood, Florida 33020. This facility is leased in monthly installments of approximately$10,319 plus Florida Sales Tax. The monthly rent shall be increased by four percent (4%) per annum each succeeding lease year.

Operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Generally, the implicit rate of interest in arrangements is not readily determinable and the Company utilizes its incremental borrowing rate in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be. The operating lease ROU asset includes any lease payments made and excludes lease incentives. Our variable lease payments primarily consist of maintenance and other operating expenses from our real estate leases. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

We have lease agreements with lease and non-lease components. We have elected to account for these lease and non-lease components as a single lease component. We are also electing not to apply the recognition requirements to short-term leases of twelve months or less and instead will recognize lease payments as expense on a straight-line basis over the lease term.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

In accordance with ASC 842, the components of lease expense were as follows:

	Six Months ended June 30,	For the period January 19, 2019 (date of formation) to June 30,	Three Months ended June 30,
	2020	2019	2020	2019
Operating lease expense	$64,422	$–	$32,211	$–
Total lease expense	$64,422	$–	$32,211	$–

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In accordance with ASC 842, other information related to leases was as follows:

Six Months ended June 30,	2020
Operating cash flows from operating leases	$61,913
Cash paid for amounts included in the measurement of lease liability	$61,913

Weighted-average remaining lease term—operating leases	2 years
Weighted-average discount rate—operating leases	8%

In accordance with ASC 842, maturities of operating lease liability as of June 30, 2020 were as follows:

Operating
Year ending:	Lease
2020 (remaining six months)	$74,708
2021	131,354
2022	66,965
Total undiscounted cash flows	$273,026

Reconciliation of lease liabilities:
Weighted-average remaining lease terms	2 years
Weighted-average discount rate	8%
Present values	$292,877

Lease liability—current	113,534
Lease liability—long-term	128,302
Lease liability—total	$241,836

Difference between undiscounted and discounted cash flows	$31,190

Operating lease cost was $32,211 and $64,422, and $0 and $0 for the three months and six months ended June 30, 2020 and three months ended June 30, 2019 and for the period January 19, 2019 (date of formation) to June 30, 2019, respectively.

NOTE 10 – Related Party Transactions

Other than as set forth below, and as disclosed in Notes 6, 7, 9, and 10, there have not been any transaction entered into or been a participant in which a related person had or will have a direct or indirect material interest.

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NOTE 11 – COMMITMENTS AND CONTINGENCIES

Legal

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results except as disclosed in Note 12, Subsequent Events.

NOTE 12 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2019 up through the date the financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the year ended December 31, 2019 except for the following:

Leases

Effective July 1, 2020, the Company entered into a forty-two (42) month lease for its sales office is located at 3323 NE 163rd Street, North Miami Beach, Florida 33160. This facility is leased in monthly installments of approximately$8,266 plus Florida Sales Tax. The monthly rent shall be increased by three percent (3%) per annum each succeeding lease year.

Effective August 1, 2020, the Company entered into a fifteen (15) month lease for a forklift. This forklift is leased in monthly installments of approximately$392 plus Florida Sales Tax.

Acquisition of TNRG Preferred Stock

On July 1, 2020, Yogev Shvo, an individual and the member of Nature (“Purchaser”) personally acquired 100% of the issued and outstanding shares of preferred stock (the “Preferred Stock”) of TNRG from Saveene Corporation, a Florida corporation (the “Seller”) (The “Purchase”). The purchase price of $250,000 for the Preferred Stock was paid in cash and was provided from the individual private funds of Purchaser.

The Preferred Stock acquired by the Purchaser consisted of:

1.	50,000,000 shares of Series A Convertible Preferred Stock wherein each share is entitled to fifteen (15) votes and converts into ten (10) shares of the Company’s common stock.
2.	5,000 shares of Series B Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and converts into one thousand (1,000) shares of the Company’s common stock.
3.	10,000 shares of Series C Non-Convertible Preferred Stock wherein each share is entitled to one thousand (1,000) votes and is non-convertible into shares of the Company’s common stock.

As a result of the Purchase, the Purchaser owns approximately 100% of the fully diluted outstanding equity securities of TNRG and approximately 100% of the voting rights for the outstanding equity securities.

Acquisition of Assets of Nature

On August 14, 2020 (the “Closing Date”), TNRG and the members of Nature entered into an Interest Purchase Agreement (the “Interest Purchase Agreement”), which closed on the same date.  Pursuant to the terms of the Interest Purchase Agreement, the members of Nature sold all of their membership interests in Nature to TNRG in exchange for sixty million (60,000,000) shares of TNRG’s Common Stock.  As a result of this transaction, Nature became a wholly-owned subsidiary of TNRG.

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The Interest Purchase Agreement contained customary representations and warranties and pre- and post-closing covenants of each party and customary closing conditions.  Breaches of the representations and warranties will be subject to customary indemnification provisions, subject to specified aggregate limits of liability.

The membership Interest Purchase Agreement will be treated as an asset acquisition by the Company for financial accounting purposes. TNRG will be considered the acquirer for accounting purposes, and the historical financial statements of Nature, before the membership exchange will replace the historical financial statements of TNRG before the membership exchange and in all future filings with the SEC.

Lawsuit

On November 3, 2020, First Capital Venture Co., a subsidiary of the client, d/b/a Diamond CBD, filed a civil complaint against Thunder Energies Corporation (the “Defendants”), in the pending 17th Judicial Circuit Court in and for Broward County, Florida, (the “Florida Court”), Case Number CACE-20-019111 (the “Complaint”).

On January 26, 2021 Plaintiffs were erroneously granted an Order of Default to which the Defendants immediately pointed out to the Court and on February 23, 2021 an Order Vacating the Default was granted in favor of the Defendants. The Plaintiff knew, or should have known, that the Order of Default was not valid but they proceeded on February 9, 2021 to publish false and misleading press releases.

Thunder Energies Corporation is proceeding through discovery and is of the belief the suit will be decided in their favor. A pending Motion to Dismiss is before the Court. Plaintiff’s Complaint is based on a claim for tortious interference and misappropriation of trade secrets. Neither claim is supported by the Complaint.

Thunder Energies Corporation has issued a cease and desist to the Plaintiff and is considering a counter claim concerning the false information and disclosures made by the Plaintiff that may have affected the Company’s business and shareholders.

The Company is unable to predict the financial outcome of this matter at this time, and any views formed as to the viability of these claims or the financial exposure which could result may change from time to time as the matter proceeds through its course. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the consolidated financial statements. However, no assurance can be made that this matter together with the potential for reputational harm, will not result in a material financial exposure, which could have a material adverse effect on the Company's financial condition, results of operations, or cash flows.

There were no other events subsequent to June 30, 2020, and up to the date of this filing that would require disclosure.

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